                                                                    EXHIBIT 99.2




                         NOTICE OF GUARANTEED DELIVERY


                                  AMETEK, INC.



                                 Exchange Offer
                               to holders of its
                          7.20% Senior Notes due 2008


     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Exchange Offer of AMETEK, Inc. (the "Company") made pursuant to the prospectus dated August ___, 1998 (the "Prospectus") and the accompanying letter of transmittal (the "Letter of Transmittal"), if certificates for the above-referenced 7.20% Senior Notes due 2008 (the "Private Notes") are not immediately available or time will not permit all required documents to reach Chase Manhattan Trust Company, National Association (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by hand or by telegram, facsimile transmission or mail to the Exchange Agent.


            To:  CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION


By Registered or Certified Mail:                By Hand or Overnight Delivery:

 Chase Manhattan Trust Company,                 Chase Manhattan Trust Company,
    National Association                            National Association
 701 Market Street, 5th Floor                    701 Market Street, 5th Floor
   Philadelphia, PA  19106                         Philadelphia, PA  19106
 Attn: Global Trust Services                     Attn: Global Trust Services


                             Confirm by Telephone:
                                (215) 553-1764

                           Facsimile Transmissions:
                         (Eligible Institutions Only)
                        Chase Manhattan Trust Company,
                             National Association
                                (215) 553-0933
                          Attn: Global Trust Services



     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:


  The undersigned hereby tenders to the Company upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Private Notes set forth below, pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal under the section entitled "The Exchange Offer-Guaranteed Delivery Procedures."

  The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the Private Notes. The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Trustee as evidence of the undersigned's tender of the Privates Notes.

  All authority herein conferred or agreed to be confined by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be building upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


Signature(s)                           Address
            -----------------------           -------------------------------

-----------------------------------    --------------------------------------

Name(s)                                Area Code and Tel. No.(s)
       ----------------------------                             -------------

-----------------------------------    If Private Notes will be delivered by
                                       book-entry transfer, check box and
Please Type or Print                   provide account number.


Certificate Nos. (if available)        [_] The Depository Trust Company
                                       Account Number:
-----------------------------------                   --------------------------

Principal Amount of Private Notes
Represented by Certificate(s)
                             --------------


                                   GUARANTEE
                    (Not to be used for signature guarantee)


  The undersigned, member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (a) that the above-named person(s) own(s) the above-described securities tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) that such tender of the above-described securities complies with Rule 10b-4 and (c) that delivery to the Exchange Agent of certificates representing the principal amount of Private Notes tendered hereby, in proper form for transfer, or timely confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at The Depository Trust Company, in either case with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above, no later than five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

  The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to the undersigned.


---------------------------------------   --------------------------------------
              Name of Firm                        Authorized Signature


---------------------------------------   --------------------------------------
                Address                                  Title

---------------------------------------
                Zip Code                  Please Type or Print

Area Code and Tel. No.                    Dated
                      -----------------        ---------------------------------